SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): January 19, 2004

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona		85012
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(602) 265-9200

Item 5. Other Events

On January 19, 2004, CSK Auto Corporation issued a press release, announcing the completion of its refinancing. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this current report on Form 8-K. The agreements entered into in connection with the refinancing are attached as Exhibits 99.2 through 99.5.

Item 7. Exhibits

99.1 Press Release

99.2 Amended and Restated Credit Agreement, dated January 16, 2004, by and among CSK AUTO, INC., the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, as administrative agent for the Lenders, CREDIT SUISSE FIRST BOSTON, Acting Through its Cayman Islands Branch, as syndication agent for the Lenders and BANK OF AMERICA, N.A. and U.S. BANK N.A., as Co-Documentation Agents for the Lenders.

99.3 Indenture, dated January 16, 2004, by and among CSK Auto, Inc.; CSK Auto Corporation, Automotive Information Systems, Inc., and CSKAUTO.COM, INC., as Guarantors; and The Bank of New York, as Trustee.

99.4 Registration Rights Agreement, dated January 16, 2004, by and among CSK Auto, Inc.; CSK Auto Corporation, Automotive Information Systems, Inc., and CSKAUTO.COM, INC., as Guarantors; and CREDIT SUISSE FIRST BOSTON LLC, as Representative of the Initial Purchasers.

99.5 Purchase Agreement, dated January 9, 2004, by and among CSK Auto, Inc.; CSK Auto Corporation, Automotive Information Systems, Inc., and CSK AUTO.COM, INC., as Guarantors; and CREDIT SUISSE FIRST BOSTON LLC, as Representative of the Several Purchasers.

Item 9. Regulation FD Disclosure

On January 19, 2004, CSK Auto Corporation issued a press release, announcing the completion of its refinancing. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this current report on Form 8-K. The agreements entered into in connection with the refinancing are attached as Exhibits 99.2 through 99.5.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

By:	/s/ DON W. WATSON

Don W. Watson
Senior Vice President
Chief Financial Officer

DATED: January 20, 2004

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